Exhibit 99.1

OpenTV Reports Fourth Quarter and Full Year 2009 Results

San Francisco, Calif., February 25, 2010 – OpenTV Corp. (NASDAQ: OPTV), a leading software and technology provider of advanced digital television solutions, today announced financial results for its fourth quarter and full year ended December 31, 2009.

Key Operating Measures

USD Millions

	Three months ended December 31, 2009		Three months ended December 31, 2008		Change		Twelve months ended December 31, 2009		Twelve months ended December 31, 2008		Change
Revenues	$31.2	m	$28.9	m	8.0%		$120	m	$116.5	m	3.0%
Net Income	$0.7	m	$2.3	m	$(1.6	)m	$6.2	m	$9.6	m	$(3.4	)m
Adjusted EBITDA, before unusual items	$4.4	m	$3.9	m	$0.5	m	$16.9	m	$17.6	m	$(0.7	)m
Cash, Cash Equivalents and Marketable Debt Securities	$118.5	m	$102.8	m	15.3%		$118.5	m	$102.8	m	15.3%

Full-Year 2009 Results

For the year ended December 31, 2009, revenues were $120.0 million, an increase of 3.0% compared to $116.5 million in 2008. Royalties and licenses revenues increased 8.9% to $84.0 million. Services and other revenues decreased 8.6% to $36.0 million. Adjusted EBITDA, before unusual items, decreased to $16.9 million in 2009, compared to $17.6 million in 2008.

Net income for the year ended December 31, 2009 was $6.2 million, or $0.05 per share, compared to $9.6 million, or $0.07 per share, in 2008.

Cash flows from operations were $20.3 million in 2009, compared to $14.2 million in 2008.

As of December 31, 2009, the company recorded a balance of $39.8 million in deferred revenue, compared to $33.2 million as of December 31, 2008.

As of December 31, 2009, the company had cash, cash equivalents and short and long-term marketable debt securities totaling $118.5 million, compared to $102.8 million as of December 31, 2008.

Fourth Quarter 2009 Results

For the quarter ended December 31, 2009, revenues were $31.2 million, compared to revenues of $28.9 million in the fourth quarter of 2008. Royalties and licenses revenues were $22.2 million, compared to $20.2 million in the fourth quarter of 2008. Services and other revenues were $9.0 million in the fourth quarter of 2009, compared to $8.7 million in the prior year period. Adjusted EBITDA, before unusual items, was $4.4 million, compared to $3.9 million in fourth quarter of 2008.

Net income in the fourth quarter of 2009 was $0.7 million, or $0.01 per diluted share, compared to net income of $2.3 million, or $0.02 per diluted share, in the fourth quarter of 2008.

Segment Information

Revenues

•

For the full year 2009, revenues from the Middleware Solutions segment increased by 5.7% to $109.1 million from $103.2 million in 2008. In the fourth quarter of 2009, revenues from the Middleware Solutions segment were $28.5 million, compared to $25.7 million for the same period in the prior year.

•

For the full year 2009, revenues from the Advertising Solutions segment decreased 18.0% to $10.9 million from $13.3 million in 2008. In the fourth quarter of 2009, revenues from the Advertising Solutions segment were $2.7 million, compared to $3.3 million for the same period in the prior year.

Contribution Margin

•

For the full year 2009, Middleware Solutions contribution margin was $41.8 million, compared to $40.8 million for 2008. In the fourth quarter of 2009, Middleware Solutions contribution margin was $10.8 million, compared to $9.8 million for the same period in the prior year.

•

For the full year 2009, Advertising Solutions contribution margin was breakeven, compared to $1.0 million for 2008. In the fourth quarter of 2009, Advertising Solutions contribution margin was $(0.1) million, compared to $0.2 million for the same period in the prior year.

For 2009, total contribution margin from our operating segments was $41.8 million, which is consistent with the total contribution margin for 2008. Unallocated corporate overhead in 2009 was $25.0 million, compared to $24.1 million in 2008. For the fourth quarter of 2009, total contribution margin from the company’s operating segments was $10.7 million, compared to $10.0 million for the same period in the prior year. Unallocated corporate overhead was $6.3 million in the fourth quarter of 2009, compared to $6.1 million for the same period in the prior year.

Adjusted EBITDA before unusual items and contribution margin are non-GAAP financial measures. Reconciliations of the differences between these non-GAAP financial measures and net income, which is the most directly comparable GAAP financial measure, are included at the end of this press release. Additional information regarding the derivation of Adjusted EBITDA and contribution margin and a statement of the relevance to management of this information and its possible usefulness to investors is also included at the end of this release and on the investor relations page of our Web site.

Update on Redemption

On February 24, 2010, OpenTV announced that it is redeeming all of its outstanding Class A ordinary shares, other than any such shares held by its controlling shareholder, Kudelski SA, and two of its subsidiaries, for $1.55 per share, without interest and less applicable withholding taxes. OpenTV intends to complete the redemption at 5:00 p.m., New York City time, on March 26, 2010. The company also announced that it intends to effect a voluntary delisting of its Class A ordinary shares from The NASDAQ Global Market effective upon completion of the redemption.

OpenTV does not intend to conduct a conference call to discuss the company’s financial results for the quarter and year ended December 31, 2009.

Summary of Recent Announcements

The following is a summary of key press releases since the company’s last earnings release:

•

OpenTV announced the launch of a unique, multi-platform interactive application for the FOXTEL and AUSTAR networks, two of the company’s longstanding customers in Australia, that enables enhanced coverage of the Vancouver Olympic Winter Games. The interactive application allowed the network to offer their customers a rich and wide array of interactive data and information to enhance and complement the most extensive coverage of an Olympic Winter Games ever offered in Australia.

•

OpenTV announced its collaboration with Coverity, a leader in software integrity solutions, to further complement OpenTV’s middleware testing environment by offering Coverity Static Analysis software models to its integration and development customers and partners. These models will help OpenTV customers and partners enhance the quality and performance of the integration work they are able to perform with OpenTV’s middleware in their own development labs, thereby saving a significant amount of time in the integration phase of an OpenTV customer launch.

•

OpenTV announced that longstanding customer FOXTEL in Australia launched its next generation platform in collaboration with OpenTV. Powered by OpenTV middleware and using OpenTV’s latest interactive TV technology, the operator’s new platform features an array of new channels and innovative applications that were developed by FOXTEL and OpenTV and are now available to FOXTEL’s subscribers.

•

OpenTV announced that Bresnan Communications had deployed OpenTV’s EclipsePlus™ advertising product to manage its advertising sales operations. Bresnan Communications is the United States’ thirteenth largest MSO, serving more than 300,000 customers. OpenTV EclipsePlus will manage Bresnan’s advertising sales operations across the operator’s footprint, which serves subscribers in Colorado, Montana, Wyoming and Utah.

•

OpenTV announced the launch of a beta testing program for its new Software Development Kit, the OpenTV SDK Development Suite C2.2. This program will provide developers with access to OpenTV’s new SDK starting in March 2010, which will allow them to create applications for interactive television using all the latest functionality of an OpenTV-enabled set-top box.

About Segment Information

Because our business segments reflect the manner in which management reviews our business, they necessarily involve judgments that management believes are reasonable in light of the circumstances under which they are made. These judgments may change over time or may be modified to reflect new facts or circumstances. Segments may also be changed or modified from time to time to reflect technologies and applications that are newly created or that have changed, or other business conditions that evolve, each of which may result in management reassessing specific segments, the elements included therein and the methodologies used to assess segment performance.

Non-GAAP Financial Measures

“EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used in this release, removes from EBITDA the effects of amortization of intangible assets, share-based compensation expense, other income and expense, and non-controlling interest. “Adjusted EBITDA before unusual items” removes from Adjusted EBITDA the effects of contract amendments that mitigated potential loss positions and restructuring costs.

“Contribution margin,” as used in this release, is defined by the company as segment revenues less related direct or indirect allocable costs, including headcount and headcount-related overhead costs, consulting and subcontractor costs, travel, marketing and network infrastructure and bandwidth costs. Contribution margin excludes unallocated corporate support, interest, taxes, depreciation and amortization, amortization of intangible assets, share-based compensation, impairment of goodwill, impairment of intangibles, other income, noncontrolling interest, restructuring provisions, and unusual items such as contract amendments that mitigated potential loss positions. These exclusions reflect costs not considered directly allocable to individual business segments and result in a definition of contribution margin that does not take into account the substantial cost of doing business.

Management believes that “Adjusted EBITDA before unusual items” and “contribution margin” are relevant and useful measures, when considered in conjunction with the comparable GAAP measures, for use by investors in evaluating the operational performance of the company. They are some of the principal measures used by OpenTV’s management to assess the financial performance of its business. OpenTV’s management believes that both Adjusted EBITDA before unusual items and contribution margin provide meaningful information because each measure represents a transparent view of OpenTV’s recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and benchmarking between segments and identify strategies to improve operating performance. While OpenTV’s management may consider Adjusted EBITDA before unusual items and contribution margin to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, profit from operations, net income, cash flow and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, OpenTV’s calculation of Adjusted EBITDA before unusual items and contribution margin may be different from the calculation used by other companies and, therefore, comparability may be affected. OpenTV reconciles Adjusted EBITDA before unusual items and each reported segment’s contribution margin to its consolidated net income as presented in the accompanying financial statements, because OpenTV believes consolidated net income is the most directly comparable financial measure presented in accordance with GAAP.

While OpenTV believes that the presentation of non-GAAP financial measures contained in this press release complies with the rules and guidance of the SEC, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements. OpenTV may, in the future, present non-GAAP financial measures other than “Adjusted EBITDA before unusual items,” “Adjusted EBITDA” and “contribution margin” that it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by OpenTV’s management in assessing its business, which may change from time to time.

Cautionary Language Regarding Forward-Looking Information

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: delays in our ability to complete the redemption of our Class A ordinary shares and effect the voluntary delisting of our Class A ordinary shares from The NASDAQ Global Market due to potential regulatory, litigation or other issues; delays in the development or introduction of new versions of our products; technical difficulties with networks or operating systems; deterioration of worldwide economic conditions and the potential impact of such conditions on our customer’s purchasing and investment decisions; our ability to manage our resources effectively; and the protection of our intellectual property rights. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About OpenTV

OpenTV is one of the world’s leading providers of advanced digital television solutions dedicated to creating and delivering compelling viewing experiences to consumers of digital content worldwide. The company’s software has been integrated in more than 145 million devices around the world, and enables enhanced program guides, video-on-demand, personal video recording, interactive and addressable advertising, and a variety of enhanced television applications. For more information, please visit www.opentv.com.

###

Contact:

Christine Oury

OpenTV

Tel: +1 415-962-5433

coury@opentv.com

OPENTV CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	December 31, 2009	December 31, 2008 *
ASSETS
Current assets:
Cash and cash equivalents	$72,041	$93,887
Short-term marketable debt securities	36,561	7,768
Accounts receivable, net of allowance for doubtful accounts of $1,075 and $1,076 at December 31, 2009 and 2008, respectively	28,639	27,275
Prepaid expenses and other current assets	6,391	4,628

Total current assets	143,632	133,558
Long-term marketable debt securities	9,902	1,178
Property and equipment, net	8,297	7,974
Goodwill	95,730	95,250
Intangible assets, net	7,184	8,519
Other assets	2,813	2,471

Total assets	$267,558	$248,950

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,144	$2,287
Accrued liabilities	17,671	17,602
Accrued restructuring	221	238
Deferred revenue	26,462	16,130

Total current liabilities	47,498	36,257
Accrued liabilities, net of current portion	2,568	1,160
Accrued restructuring, net of current portion	1,060	1,146
Deferred revenue, net of current portion	13,299	17,092

Total liabilities	64,425	55,655
Commitments and contingencies
OpenTV Shareholders’ equity:
Preference shares, no par value, 500,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, no par value, 500,000,000 shares authorized; 107,986,419 and 108,385,176 shares issued and outstanding, including treasury shares, at December 31, 2009 and 2008, respectively	2,235,353	2,234,687
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,206,154 shares issued and outstanding at December 31, 2009 and December 31, 2008	35,953	35,953
Additional paid-in capital	517,256	515,506
Treasury shares at cost, zero and 523,647 shares at December 31, 2009 and December 31, 2008, respectively	—	(623)
Accumulated other comprehensive loss	(1,600)	(2,163)
Accumulated deficit	(2,584,254)	(2,590,496)

Total OpenTV shareholders’ equity	202,708	192,864
Noncontrolling interest	425	431

Total equity	203,133	193,295

Total liabilities and equity	$267,558	$248,950

*	The condensed consolidated balance sheet at December 31, 2008 has been derived from the company’s audited consolidated financial statements at that date.

OPENTV CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenues:
Royalties and licenses	$22,167	$20,222	$84,032	$77,133
Services and other	9,050	8,703	35,980	39,341

Total revenues	31,217	28,925	120,012	116,474
Cost of revenues:
Royalties and licenses	1,086	1,033	3,887	4,994
Services and other	10,933	9,874	42,047	39,059

Total cost of revenues	12,019	10,907	45,934	44,053

Gross profit	19,198	18,018	74,078	72,421
Operating expenses:
Research and development	10,070	8,631	35,971	34,400
Sales and marketing	1,948	1,867	8,073	9,371
General and administrative	6,096	5,269	21,655	20,299
Restructuring and impairment	5	—	154	575
Amortization of intangible assets	50	184	250	734
Impairment of intangible assets	—	767	—	767

Total operating expenses	18,169	16,718	66,103	66,146

Profit from operations	1,029	1,300	7,975	6,275
Interest income	181	364	467	2,230
Other income (expense)	55	804	(734)	1,581

Profit before income taxes	1,265	2,468	7,708	10,086
Income tax expense	523	148	1,466	473

Net income	742	2,320	6,242	9,613
Less: Net income attributable to the noncontrolling interest	(1)	(2)	(6)	(20)

Net income attributable to OpenTV	$741	$2,318	$6,236	$9,593

Net income attributable to OpenTV per share, basic	$0.01	$0.02	$0.05	$0.07

Net income attributable to OpenTV per share, diluted	$0.01	$0.02	$0.04	$0.07

Shares used in per share calculation, basic	138,136,184	139,097,785	138,108,085	139,496,297

Shares used in per share calculation, diluted	138,388,194	139,796,495	138,729,963	140,211,084

OPENTV CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2009	2008
Cash flows from operating activities:
Net income	$6,242	$9,613
Less: Net income attributable to the noncontrolling interest	(6)	(20)

Net income attributable to OpenTV	6,236	9,593
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	4,419	4,193
Amortization of intangible assets	1,335	3,303
Share-based compensation	2,983	2,516
Non-cash employee compensation	2	12
Non-cash restructuring costs	19	—
Provision for doubtful accounts	770	511
Impairment costs	—	767
Gain on sale of cost investment	(120)	(220)
Loss on disposal of fixed assets	36	5
Loss on investment in marketable debt securities	—	58
Changes in operating assets and liabilities:
Accounts receivable	(2,919)	(11,052)
Prepaid expenses and other current assets	(1,764)	(1,087)
Other assets	(343)	(547)
Accounts payable	1,085	(505)
Accrued liabilities	1,355	(1,682)
Accrued restructuring	(103)	(796)
Deferred revenue	7,323	9,088

Net cash provided by operating activities	20,314	14,157
Cash flows from investing activities:
Purchase of property and equipment	(4,705)	(5,198)
Cash used in acquisition, net of cash acquired	—	(228)
Proceeds from sale of cost investment	120	1,959
Proceeds from disposal of property and equipment	2	—
Proceeds from sale of marketable debt securities	13,396	20,334
Purchase of marketable debt securities	(51,072)	(6,380)

Net cash provided by (used in) investing activities of continuing operations	(42,259)	10,487
Net cash provided by investing activities of discontinued operations	—	225

Net cash provided by (used in) investing activities	(42,259)	10,712
Cash flows from financing activities:
Repurchase of restricted shares	(495)	(532)
Repurchase of treasury shares	(228)	(1,307)
Capital contribution from the former controlling shareholder	—	14,333
Proceeds from issuance of ordinary shares	217	17

Net cash provided by (used in) financing activities	(506)	12,511
Effect of exchange rate changes on cash and cash equivalents	605	(2,092)

Net increase (decrease) in cash and cash equivalents	(21,846)	35,288
Cash and cash equivalents, beginning of period	93,887	58,599

Cash and cash equivalents, end of period	$72,041	$93,887

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$(940)	$(1,528)

Non-cash investing and financing activities:
Conversion of exchangeable shares	$300	$2

Retirement of treasury shares	$623	$912

OPENTV CORP.

UNAUDITED SEGMENT INFORMATION AND RECONCILIATION OF

CONTRIBUTION MARGIN AND ADJUSTED EBITDA TO NET INCOME

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenues:
Middleware solutions
Royalties and licenses	$21,495	$18,822	$81,451	$71,166
Services and other	6,974	6,842	27,695	32,030

Subtotal - Middleware solutions	28,469	25,664	109,146	103,196
Advertising solutions
Royalties and licenses	672	1,400	2,581	5,967
Services and other	2,076	1,861	8,285	7,311

Subtotal - Advertising solutions	2,748	3,261	10,866	13,278

Total revenues	$31,217	$28,925	$120,012	$116,474

Contribution margin (loss):
Middleware solutions	$10,818	$9,847	$41,803	$40,779
Advertising solutions	(134)	158	21	960

Total contribution margin	10,684	10,005	41,824	41,739
Unallocated corporate support	(6,333)	(6,095)	(24,957)	(24,098)

Adjusted EBITDA before unusual items	4,351	3,910	16,867	17,641
Restructuring and impairment	(5)	—	(154)	(575)

Adjusted EBITDA	4,346	3,910	16,713	17,066
Depreciation and amortization	(1,100)	(1,073)	(4,420)	(4,193)
Amortization of intangible assets	(322)	(455)	(1,335)	(3,303)
Share-based and non-cash compensation	(1,895)	(315)	(2,983)	(2,528)
Interest income	181	364	467	2,230
Other income (expense)	55	804	(734)	1,581
Impairment of intangible assets	—	(767)	—	(767)

Profit before income taxes	1,265	2,468	7,708	10,086
Income tax expense	523	148	1,466	473

Net income	742	2,320	6,242	9,613
Less: Net income attributable to the noncontrolling interest	(1)	(2)	(6)	(20)

Net income attributable to OpenTV	$741	$2,318	$6,236	$9,593